UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2017  (August 21, 2017)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 22, 2017, Asbury Automotive Group, Inc. (“the “Company”) announced that Craig T. Monaghan, the Company’s President and Chief Executive Officer, will retire from those positions effective December 31, 2017.
In connection with Mr. Monaghan’s retirement, David W. Hult, age 51, who has served as the Company’s Executive Vice President and Chief Operating Officer since November 2014, has been appointed by the Company’s Board of Directors (the “Board”) to serve as the Company’s President and Chief Executive Officer, effective January 1, 2018.
Also in connection with Mr. Hult’s appointment, and effective January 1, 2018, the size of the Board will be increased to 10 members, and Mr. Hult will be elected to the Board to serve for a term expiring at the Company’s 2018 annual meeting of stockholders or until his successor is duly elected and qualified. As an employee of the Company, Mr. Hult will not receive a retainer or any other fees for service on the Board.
In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Hult have entered into the First Amendment to Employment Agreement (the “Amendment”), dated as of August 21, 2017. Pursuant to the terms thereof, effective January 1, 2018, Mr. Hult’s annual base salary will be increased to $1,000,000, and he will become eligible for a target annual bonus equal to 125% of his annual base salary. Mr. Hult will also be eligible for annual grants of equity or other long-term incentive awards.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with Mr. Monaghan’s retirement, the Company and Mr. Monaghan have entered into a Transition and Separation Agreement (the “Transition Agreement”), dated as of August 21, 2017. Pursuant to the terms of the Transition Agreement, Mr. Monaghan will: (i) retire from the positions of President and Chief Executive Officer effective December 31, 2017; (ii) serve as Vice Chairman of the Board from January 1, 2018 until the date of the Company’s 2018 annual meeting of stockholders, at which date he will retire from, and not seek reelection to, the Board; and (iii) serve as a non-executive Special Advisor to the Company from January 1, 2018 until April 30, 2019 (the “Transition Period”), for which service he will receive a monthly base salary of $50,000 and, upon expiration of the Transition Period, a lump-sum payment of $200,000. Mr. Monaghan's existing equity awards will continue to vest in accordance with their terms during the Transition Period.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between Asbury Automotive Group, Inc. and David W. Hult, dated as of August 21, 2017.

10.2	Transition and Separation Agreement between Asbury Automotive Group, Inc. and Craig T. Monaghan, dated as of August 21, 2017.

99.1	Press Release dated August 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: August 22, 2017	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, General Counsel and Secretary